Exhibit 5.1

SHEARMAN & STERLING LLP

	COMMERCE COURT WEST	ABU DHABI
TELEPHONE: (416) 360-8484	SUITE 4405, P.O. BOX 247	BEIJING
FACSIMILE: (416) 360-2958	TORONTO, CANADA M5L 1E8	BRUSSELS
DÜSSELDORF
FRANKFURT
HONG KONG
LONDON
	July 25, 2005	MANNHEIM
MENLO PARK
MUNICH
Eye Care Centers of America, Inc.		NEW YORK
11103 West Avenue		PARIS
San Antonio, Texas 78213		ROME
SAN FRANCISCO
SÃO PAULO
SINGAPORE
TOKYO
TORONTO
	Eye Care Centers of America, Inc.	WASHINGTON, D.C.

Ladies and Gentlemen:

We have acted as counsel to Eye Care Centers of America, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission relating to the issuance of the Company’s 10 3/4% Senior Subordinated Notes due 2015 (the “Exchange Notes”) and the unconditional guarantees as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by the subsidiary guarantors listed on Schedule I hereto (collectively, the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $152,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding unregistered 10 3/4% Senior Subordinated Notes due 2015 issued February 4, 2005 (the “Old Notes”), and to exchange the Exchange Note Guarantees for the unconditional guarantees as to the payment of principal and interest on the Old Notes (the “Old Note Guarantees”) by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer. The Exchange Notes and the Exchange Note Guarantees are to be issued under an Indenture, dated as of February 4, 2005 (the “Initial Indenture”), among LFS-Merger Sub, Inc. (“LFS”) and the Bank of New York, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of March 1, 2005 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”), among LFS, the Company, the Guarantors and the Trustee.

In connection with the preparation and filing of the Registration Statement, we have reviewed originals or copies of the following documents:

(a) The Indenture.

(b) A specimen of the Exchange Notes.

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the State of Delaware, which laws limit the personal liability of partners.

COUNTRY OF PRIMARY QUALIFICATIONS: UNITED STATES OF AMERICA

NOT QUALIFIED TO PRACTISE ONTARIO LAW

The documents described in the foregoing clauses (a) and (b) are collectively referred to as the “Opinion Documents”.

We have also reviewed the following:

(a) The Registration Statement.

(b) The Prospectus.

(c) Originals or copies of such other corporate records of the Company and the Guarantors, certificates of public officials and of officers of the Company and the Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company and the Guarantors.

(e) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company and the Guarantors, enforceable against each such party in accordance with its terms.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Guarantors, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Guarantors and the Opinion Documents or such transactions governed by the Opinion Documents solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that when the Exchange Notes have been duly authorized, executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, (i) the Exchange Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and (ii) each Exchange Note Guarantee will be the legal, valid and binding obligation of the Guarantor which issued such Exchange Note Guarantee, enforceable against such Guarantor in accordance with its terms and entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the Exchange Offer. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

JRL/AMG/MC

CJC

SCHEDULE A

EyeMasters, Inc.

ECCA Enterprises, Inc.

Eye Care Holdings, Inc.

ECCA Management Investments, Inc.

ECCA Management, Inc.

EyeMasters of Texas Investments, Inc.

EyeMasters of Texas Management, Inc.

Stein Optical, Inc.

Eye DRx Retail Management, Inc.

Vision World, Inc.

Visionary Retail Management, Inc.

Visionary Properties, Inc.

ECCA Distribution Investments, Inc.

ECCA Distribution Management, Inc.

Visionary Lab Investments, Inc.

Visionary Lab Management, Inc.

Enclave Advancement Group, Inc.

ECCA Managed Vision Care, Inc.

Visionworks Holdings, Inc.

Metropolitan Vision Services, Inc.

Hour Eyes, Inc.

Visionworks, Inc.

ECCA Management Services, Ltd.

EyeMasters of Texas, Ltd.

ECCA Distribution Services, Ltd.

Visionary Lab Services, Ltd.